Exhibit 99.1

Natural Grocers by Vitamin Cottage Announces First Quarter Fiscal 2022 Results

Lakewood, Colorado, February 3, 2022. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today announced results for its first quarter of fiscal 2022 ended December 31, 2021.

Highlights for First Quarter Fiscal 2022 Compared to First Quarter Fiscal 2021

●	Net sales increased 4.6% to $277.3 million;
●	Daily average comparable store sales increased 3.8%, and 16.5% on a two-year stacked basis;
●	Net income increased 145.5% to $8.9 million;
●	Diluted earnings per share was $0.39, up from $0.16 in the first quarter of fiscal 2021; and
●	Adjusted EBITDA increased 44.7% to $19.5 million.

“We delivered a strong performance in the first quarter as the momentum we experienced in the fourth quarter continued into fiscal 2022. Net sales of $277.3 million increased 4.6% compared to a year ago, driven by a 3.8% increase in daily average comparable store sales, with higher transaction counts and basket size. Diluted earnings per share increased 143.8% to $0.39, reflecting favorable sales growth as well as expense leverage,” said Kemper Isley, Co-President. “Our differentiated offering of the highest quality natural and organic products at Always AffordableSM Prices continues to drive robust demand from consumers. Furthermore, we appreciate the ongoing dedication and commitment of our crew in executing our operating strategies, including exceptional customer service.”

Mr. Isely continued, “Like many companies, we face risks and uncertainties related to the COVID-19 pandemic, labor availability and the supply chain. Our response to these challenges and the strong start to fiscal 2022 give us confidence in our outlook, and we expect they will position us to deliver enhanced value for all stakeholders.”

In addition to presenting the financial results of Natural Grocers by Vitamin Cottage, Inc. and its subsidiaries (collectively, the Company) in conformity with U.S. generally accepted accounting principles (GAAP), the Company is also presenting EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The reconciliation from GAAP to these non-GAAP financial measures is provided at the end of this earnings release.

Operating Results — First Quarter Fiscal 2022 Compared to First Quarter Fiscal 2021

During the first quarter of fiscal 2022, net sales increased $12.2 million, or 4.6%, to $277.3 million, compared to the first quarter of fiscal 2021, due to a $10.1 million increase in comparable store sales and a $2.1 million increase in new store sales. Daily average comparable store sales increased 3.8% in the first quarter of fiscal 2022. On a two-year stacked basis, daily average comparable store sales increased 16.5%. The daily average comparable store sales increase in the first quarter of fiscal 2022 was comprised of a 3.0% increase in daily average transaction count and a 0.8% increase in daily average transaction size. The increase in net sales was primarily driven by our customers’ response to recent trends associated with the COVID-19 pandemic, marketing initiatives, promotional campaigns and increased engagement in our {N}power® customer loyalty program.

Gross profit during the first quarter of fiscal 2022 increased 7.8%, to $78.7 million primarily driven by the increased sales volume. Gross profit reflects earnings after product and occupancy expenses. Gross margin increased to 28.4% during the first quarter of fiscal 2022, compared to 27.6% in the first quarter of fiscal 2021. The increase in gross margin was primarily driven by improved product margin and store occupancy leverage.

Store expenses during the first quarter of fiscal 2022 decreased 1.6%, to $59.3 million. Store expenses as a percentage of net sales was 21.4% during the first quarter of fiscal 2022, down from 22.8% in the first quarter of fiscal 2021. The reduction in store expenses as a percentage of net sales reflects leverage created by higher sales and a more normalized operating environment compared to the prior year period.

Administrative expenses during the first quarter of fiscal 2022 remained flat at $7.3 million. Administrative expenses as a percentage of net sales were 2.6% during the first quarter of fiscal 2022, down from 2.8% in the first quarter of fiscal 2021.

Operating income for the first quarter of fiscal 2022 increased 131.1% to $12.0 million, compared to $5.2 million in the first quarter of fiscal 2021. Operating margin during the first quarter of fiscal 2022 increased to 4.3%, compared to 2.0% in the first quarter of fiscal 2021.

Net income for the first quarter of fiscal 2022 was $8.9 million, or $0.39 of diluted earnings per share, compared to net income of $3.6 million, or $0.16 of diluted earnings per share for the first quarter of fiscal 2021.

Adjusted EBITDA increased 44.7% to $19.5 million in the first quarter of fiscal 2022 compared to $13.5 million in the first quarter of fiscal 2021.

Balance Sheet and Cash Flow

As of December 31, 2021, the Company had $25.3 million in cash and cash equivalents, no outstanding borrowings on its $50.0 million revolving credit facility, and $21.7 million outstanding on its term loan facility.

During the first quarter of fiscal 2022, the Company generated $12.1 million in cash from operations and invested $5.3 million in net capital expenditures, primarily for new and relocated/remodeled stores.

Dividend Announcement

Today, the Company announced the declaration of a quarterly cash dividend of $0.10 per common share. The dividend will be paid on March 16, 2022 to stockholders of record at the close of business on February 28, 2022.

Growth and Development

During the first quarter of fiscal 2022, the Company did not open any new stores and relocated/remodeled one store, ending the quarter with a total store count of 162 stores in 20 states. During the first quarter of fiscal 2021 the Company opened one new store and did not relocate/remodel any stores. The company had unit growth rates of 1.3% and 3.2% for the twelve-month periods ended December 31, 2021 and December 31, 2020, respectively.

As of February 3, 2022, the Company has signed leases or acquired property for an additional six new stores planned to open in fiscal years 2022 and beyond.

Fiscal 2022 Outlook

The Company is confirming its fiscal 2022 outlook reflecting current trends, including the uncertain COVID-19 pandemic environment. While the Company cannot predict the duration, severity or economic impact of the COVID-19 pandemic and related government mandates, the Company expects these factors will continue to impact its operations and financial performance through fiscal 2022. The Company expects:

Fiscal 2022 Outlook
Number of new stores	4-6
Number of relocations/remodels	3-4
Daily average comparable store sales growth	0.0% to 2.0%
Diluted earnings per share	$0.75 to $0.87

Capital expenditures (in millions)	$28 to $35

Earnings Conference Call

The Company will host a conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss this earnings release. The dial-in number is 1-888-347-6606 (US) or 1-412-902-4289 (International). The conference ID is “Natural Grocers Q1 FY 2022 Earnings Call.” A simultaneous audio webcast will be available at http://Investors.NaturalGrocers.com and archived for a minimum of 20 days.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is an expanding specialty retailer of natural and organic groceries, body care products and dietary supplements. The products sold by Natural Grocers must meet strict quality guidelines and may not contain artificial colors, flavors, preservatives or sweeteners, or partially hydrogenated or hydrogenated oils. The Company sells only USDA certified organic produce and exclusively pasture-raised, non-confinement dairy products, and free-range eggs. Natural Grocers’ flexible smaller-store format allows it to offer affordable prices in a shopper-friendly, clean and convenient retail environment. The Company also provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 162 stores in 20 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward-Looking Statements

The following constitutes a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are "forward-looking statements" and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements that are not statements of historical fact are forward-looking statements. Actual results could differ materially from those described in the forward-looking statements because of factors such as risks and challenges related to the COVID-19 pandemic and government mandates, the economy, changes in the Company's industry, business strategy, goals and expectations concerning the Company's market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, future growth, inflationary and deflationary trends, other financial and operating information and other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (the Form 10-K) and the Company's subsequent quarterly reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to update forward-looking statements, except as may be required by the securities laws.

For further information regarding risks and uncertainties associated with the Company's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Form 10-K and the Company's subsequent quarterly reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations at 303-986-4600 or by visiting the Company's website at http://Investors.NaturalGrocers.com.

Investor Contact:

Reed Anderson, ICR 646-277-1260, reed.anderson@icrinc.com

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,
	2021	2020

Net sales	$277,288	265,045
Cost of goods sold and occupancy costs	198,551	192,020
Gross profit	78,737	73,025
Store expenses	59,336	60,330
Administrative expenses	7,293	7,304
Pre-opening expenses	84	189
Operating income	12,024	5,202
Interest expense, net	(544)	(510)
Income before income taxes	11,480	4,692
Provision for income taxes	(2,565)	(1,060)
Net income	$8,915	3,632

Net income per common share:
Basic	$0.39	0.16
Diluted	$0.39	0.16
Weighted average number of shares of common stock outstanding:
Basic	22,639,994	22,558,946
Diluted	22,752,725	22,690,817

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands, except per share data)

	December 31, 2021	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$25,296	23,678
Accounts receivable, net	9,603	8,489
Merchandise inventory	101,753	100,546
Prepaid expenses and other current assets	3,616	2,914
Total current assets	140,268	135,627
Property and equipment, net	149,357	151,399
Other assets:
Operating lease assets, net	313,473	316,388
Finance lease assets, net	38,393	39,367
Deposits and other assets	534	530
Goodwill and other intangible assets, net	12,320	11,768
Total other assets	364,720	368,053
Total assets	$654,345	655,079

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$65,119	68,949
Accrued expenses	25,797	26,589
Term loan facility, current portion	1,750	1,750
Operating lease obligations, current portion	33,536	33,308
Finance lease obligations, current portion	3,270	3,176
Total current liabilities	129,472	133,772
Long-term liabilities:
Term loan facility, net of current portion	19,938	21,938
Operating lease obligations, net of current portion	301,123	301,895
Finance lease obligations, net of current portion	38,618	39,450
Deferred income tax liabilities, net	15,640	15,293
Total long-term liabilities	375,319	378,576
Total liabilities	504,791	512,348

Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized, and 22,643,890 and 22,620,417 shares issued and outstanding at December 31, 2021 and September 30, 2021, respectively	23	23
Additional paid-in capital	57,460	57,289
Retained earnings	92,071	85,419
Total stockholders’ equity	149,554	142,731
Total liabilities and stockholders’ equity	$654,345	655,079

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three months ended December 31,
	2021	2020

Operating activities:
Net income	$8,915	3,632
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,113	7,637
Impairment and store closing costs	95	—
Gain on disposal of property and equipment	(14)	—
Lease exit costs	—	105
Share-based compensation	294	248
Deferred income tax expense	347	1,571
Non-cash interest expense	7	3
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable, net	(1,099)	1,816
Merchandise inventory	(1,207)	577
Prepaid expenses and other assets	(762)	(550)
Income tax receivable	—	3,004
Operating lease assets	7,873	7,664
(Decrease) increase in:
Operating lease liabilities	(8,157)	(7,955)
Accounts payable	(553)	(3,720)
Accrued expenses	(793)	(1,689)
Net cash provided by operating activities	12,059	12,343
Investing activities:
Acquisition of property and equipment	(4,656)	(3,273)
Acquisition of other intangibles	(718)	(427)
Proceeds from property insurance settlements	58	—
Net cash used in investing activities	(5,316)	(3,700)
Financing activities:
Borrowings under revolving facility	3,200	—
Repayments under revolving facility	(3,200)	—
Borrowings under term loan facility	—	35,000
Repayments under term loan facility	(2,000)	—
Finance lease obligation payments	(739)	(675)
Dividend to shareholders	(2,263)	(46,706)
Loan fees paid	—	(53)
Payments on withholding tax for restricted stock unit vesting	(123)	(82)
Net cash used in financing activities	(5,125)	(12,516)
Net increase (decrease) in cash and cash equivalents	1,618	(3,873)
Cash and cash equivalents, beginning of period	23,678	28,534
Cash and cash equivalents, end of period	$25,296	24,661
Supplemental disclosures of cash flow information:
Cash paid for interest	$189	8
Cash paid for interest on finance lease obligations, net of capitalized interest of $66 and $37, respectively	424	463
Income taxes paid	85	—
Supplemental disclosures of non-cash investing and financing activities:
Acquisition of property and equipment not yet paid	$1,506	2,778
Acquisition of other intangibles not yet paid	307	196
Property acquired through operating lease obligations	5,052	2,769
Property acquired through finance lease obligations	—	106

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP. We define EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA as adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance, including certain items such as impairment charges, store closing costs, lease exit costs and share-based compensation expense and non-recurring items. The adjustments to EBITDA for the three months ended December 31, 2021 included $0.1 million in operating lease asset impairment charges as a result of an early store relocation. The adjustments to EBITDA for the three months ended December 31, 2020 included $0.4 million in lease exit costs associated with one store that closed in the first quarter of fiscal year 2019.

The following table reconciles net income to EBITDA and Adjusted EBITDA, dollars in thousands:

	Three months ended December 31,
	2021	2020
Net income	$8,915	3,632
Interest expense, net	544	510
Provision for income taxes	2,565	1,060
Depreciation and amortization	7,113	7,637
EBITDA	19,137	12,839
Impairment of long-lived assets and store closing costs	95	405
Share-based compensation	294	248
Adjusted EBITDA(1)	$19,526	13,492

(1) Adjusted EBITDA for the three months ended December 31, 2020, as presented, has been recast to exclude share-based compensation expense to enhance the comparability of this measure between fiscal periods.

EBITDA increased 49.1% to $19.1 million for the three months ended December 31, 2021 compared to $12.8 million for the three months ended December 31, 2020. EBITDA as a percentage of net sales was 6.9% and 4.8% for the three months ended December 31, 2021 and 2020, respectively.

Adjusted EBITDA increased 44.7% to $19.5 million for the three months ended December 31, 2021 compared to $13.5 million for the three months ended December 31, 2020. Adjusted EBITDA as a percentage of net sales was 7.0% and 5.1% for the three months ended December 31, 2021 and 2020, respectively.

Management believes some investors’ understanding of our performance is enhanced by including EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We believe EBITDA and Adjusted EBITDA provide additional information about: (i) our operating performance, because they assist us in comparing the operating performance of our stores on a consistent basis, as they remove the impact of non-cash depreciation and amortization expense as well as items not directly resulting from our core operations, such as interest expense and income taxes and (ii) our performance and the effectiveness of our operational strategies. Additionally, EBITDA is a component of a measure in our financial covenants under our credit facility.

Furthermore, management believes some investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry. Management believes that some investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. By providing these non-GAAP financial measures, together with a reconciliation from net income, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Commencing with its financial reporting for fiscal year 2021, the Company revised its definition of Adjusted EBITDA to exclude share-based compensation expense. The Company’s historical presentation of Adjusted EBITDA, including for the three months ended December 31, 2020, did not exclude share-based compensation expense. However, Adjusted EBITDA for the three months ended December 31, 2020, as presented in this release, has been recast to exclude share-based compensation expense to enhance the comparability of this measure between fiscal periods. Management believes that excluding share-based compensation expense from Adjusted EBITDA will enhance investors’ ability to assess period-to-period comparisons of the Company’s operating performance and make more meaningful comparisons between our operating performance and the operating performance of our competitors.

Our competitors may define EBITDA and Adjusted EBITDA differently, and as a result, our measure of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA of other companies. Items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. EBITDA and Adjusted EBITDA are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, net income or other financial statement data presented in the consolidated financial statements as indicators of financial performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

●	EBITDA and Adjusted EBITDA do not reflect any impact for single lease expense for leases classified as finance leases;

●	EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

●	Adjusted EBITDA does not reflect share-based compensation expense, impairment and store closing costs;

●	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

●

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Due to these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as supplemental information.